Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273110

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED January 20, 2026

(To the Prospectus dated November 3, 2023)

                     Shares of Common Stock

Pre-Funded Warrants to Purchase up to          Shares of Common Stock

             Shares of Common Stock underlying the Pre-Funded Warrants

We are offering               shares of our common stock, par value $0.001 per share, in this offering pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of common stock is $ . We are also offering           pre-funded warrants (each a “Pre-funded Warrant”) to purchase up to           shares of our common stock, exercisable at an exercise price of $0.001 per share, to those purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. The purchase price of each Pre-funded Warrant is $         , which equals the price per share of common stock being sold to the public in this offering, minus $0.001. The Pre-funded Warrants will be immediately exercisable upon issuance until exercised in full.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SURG.” On January 16, 2026, the last reported sale price of our common stock was $1.90 per share. There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to apply to list the Pre-funded Warrants on The Nasdaq Capital Market or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was $31,344,122 based on 21,433,037 shares of outstanding common stock, of which 15,364,766 shares are held by non-affiliates and 6,068,271 shares are held by affiliates, and a per share price of $2.04 per share, the closing price of our common stock on January 12, 2026, which is the highest closing sale price of our common stock on NASDAQ within the prior 60 days. As of the date of this prospectus supplement, we have offered and sold 699,593 shares of our common stock pursuant to General Instruction I.B.6 to Form S-3 during the 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float”, or approximately $10,446,996 as of the date hereof (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

	Per Share	Per Pre-Funded Warant	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)(2)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

(1)	We have agreed to issue the Representative (as defined below) warrants (the “Representative’s Warrants”) to purchase shares of our common stock equal to 3.0% of the aggregate number of shares of common stock and Pre-funded Warrants initially sold by us in this offering. We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-13 of this prospectus supplement for additional disclosures regarding underwriting discounts, commissions and estimated offering expenses.
(2)	If the representative exercises the option in full, the total underwriting discounts will be $ , and the total proceeds to us, before expenses, will be $ .

We have granted the underwriters an option to purchase up to an additional              shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus supplement to cover over-allotments, if any.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock and Pre-funded Warrants to the purchasers on or about January    , 2026, subject to customary closing conditions.

Sole Book Running Manager

R.F. Lafferty & Co., Inc.

The date of this prospectus supplement is January    , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process (Registration File No. 333-273110) and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “SurgePays,” “we,” “our,” “us” and the “Company” in this prospectus, we mean SurgePays, Inc., unless otherwise specified. When we refer to “you,” we mean the potential investors of the common stock offered hereby.

S-i

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Forward-looking statements include, but are not necessarily limited to, those relating to:

●	our expectations related to the use of proceeds from this offering;
●	our need for, and ability to raise, additional capital;
●	our expectations and projections for revenue and customer growth potential;
●	our current or prospective collaborators’ compliance or non-compliance with their obligations under our agreements with them; and
●	other factors discussed elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Our Company

About SurgePays, Inc.

SurgePays, Inc. (“SurgePays,” “we,” or the “Company”) is a wireless and point of sale technology company focused on delivering connectivity, software, and financial services to underserved and value conscious consumers through independent retail channels across the United States. The Company’s mission is to improve access to essential digital services by meeting consumers where they live, shop, and enroll.

SurgePays operates a vertically integrated platform that combines wireless services, distribution software, and consumer engagement tools. We operate through three primary business segments: (1) our MVNO wireless brands, (2) our MVNE enablement platform HERO, and (3) our point-of-sale software and fintech services. These businesses are supported through subsidiaries including SurgePhone Wireless, LLC, SurgePays Fintech, Inc., ECS Prepaid, LLC, and Torch Wireless, LLC, among others.

Corporate Vision and Objective

SurgePays aims to be the preferred wireless and services platform for subprime and underserved U.S. consumers while serving as a leading software and distribution partner for independent retailers operating community convenience stores, gas stations, tiendas, and bodegas. By combining proprietary wireless infrastructure, point-of-sale software, and consumer engagement platforms, the Company is positioned to scale efficiently across multiple monetization layers.

Our strategy focuses on improving unit economics by monetizing the point of enrollment and transaction, expanding lifetime value per customer, and leveraging infrastructure we have already built. With a nationwide retail footprint, strategic carrier relationships, and owned software platforms, SurgePays is executing a growth strategy designed to increase subscribers, enable third party wireless brands, and deepen retailer relationships while offsetting customer acquisition costs through adjacent products and services.

S-1

Business Segments

1. MVNO Wireless Services

SurgePays operates as a mobile virtual network operator (MVNO) through its two core brands:

● LinkUp Mobile is a prepaid wireless offering designed for value conscious consumers seeking affordable, no contract plans with nationwide coverage, including roaming in the United States, Mexico, and Canada. SurgePays distributes SIM kits and devices through a retail network of more than 9,000 convenience stores and through online channels.

● Torch Wireless is a subsidized Lifeline brand serving government benefits eligible consumers with free wireless service. SurgePays provides federally supported wireless service under the Lifeline program, which reimburses the Company on a per subscriber basis. Some states add additional support, and that combination of federal and state support provides one of the most attractive reimbursement rates nationally.

Subscriber acquisition occurs both in store and online channels and is supported by proprietary enrollment and activation systems designed to streamline onboarding, reduce friction, and improve conversion efficiency.

2. MVNE Platform – HERO

SurgePays launched HERO as a full stack mobile virtual network enabler platform designed to support the launch and management of independent MVNOs. Through a strategic relationship with AT&T, HERO provides direct access to national 4G LTE and 5G networks and delivers a turnkey solution that includes SIM provisioning, billing, CRM, subscriber management, bilingual customer service, logistics, and device procurement.

HERO enables brands to launch wireless offerings without building telecom infrastructure and operates on a scalable per transaction revenue model. With multiple MVNOs launched and additional partners onboarded, the Company believes HERO represents a growing source of high margin recurring revenue and an important extension of its wireless platform strategy.

3. Point-of-Sale Software and Prepaid Services

SurgePays provides prepaid transaction services and point-of-sale software to independent retailers operating community convenience stores, gas stations, tiendas, and bodegas.

Our prepaid services allow store clerks to process wireless prepaid top-ups, bill payments, and debit and gift card activations across major brands. These high frequency transactions generate recurring revenue and support cross selling of the Company’s wireless and digital services.

ClearLine is a patent pending SaaS platform that transforms existing point of sale terminals into interactive consumer engagement and marketing tools. ClearLine enables digital promotions, QR code enrollment, couponing, and analytics and integrates with major terminal providers including Clover, PAX, and Landi.

By integrating software, payments, and consumer engagement at the transaction point, SurgePays creates a repeatable acquisition and monetization loop that benefits retailers and consumers while supporting scalable growth with minimal hardware requirements.

Strategic Developments and Growth Outlook

Recent developments include expanding monetization across existing traffic and enrollment workflows, integrating adjacent financial and digital services into ProgramBenefits.com, and increasing monetization per consumer interaction. The Company continues to focus on improving customer economics by layering complementary products and services at the point of sign up and engagement.

S-2

Growth initiatives include scaling both LinkUp Prepaid and Lifeline activations, expanding prepaid retail distribution, enabling wireless launches for new 3rd party brands through HERO, and increasing adoption of ClearLine across independent retailers.

Competitive Advantage and Market Position

SurgePays differentiates itself through its ownership of distribution, customer sign-up enrollment, and monetization platforms. The Company maintains direct relationships with thousands of retailers, operates vertically integrated wireless infrastructure, and controls the software and engagement layers that drive transactions.

By owning the transaction and enrollment point, SurgePays captures valuable data, improves margins, and increases customer stickiness while monetizing both end consumers and wholesale partners.

Recent Developments

January 2026 Convertible Notes

On January 12, 2026, the Company entered into Secured Note Purchase Agreements (the “NPAs”) for the issuance of an aggregate of $500,000 of convertible secured promissory notes (the “Notes”), which Notes mature twenty-four months from the date of issuance and bear an interest of 14.5% per annum. The Notes are to be paid in four equal quarterly payments beginning twelve months after issuance, and the interest on the Notes shall be paid quarterly in arrears beginning on April 10, 2026. The Notes, including accrued and unpaid interest, may be converted into shares of Common Stock anytime after issuance, subject to beneficial ownership limitations, at a conversion price between $4 and $12 dependent upon the portion of the Note being converted (and which conversion prices are subject to standard anti-dilution adjustments).

The Notes are secured obligations of the Company, and will rank senior to all other obligations except as otherwise agreed by the Company, the holders of the Notes, and the Company’s other outstanding debt holders. The Notes contain standard representations, warranties, covenants, and events of default, which if such events of default are left uncured, the Note would become immediately due and payable, and increase the interest to the default rate of 18% per annum.

The Company also issued to the holders of the Notes an aggregate of 21,625 of shares (the “Commitment Shares”) in connection with the issuance of the Notes. The shares underlying the Notes and the Commitment Shares were not registered under the Securities Act of 1933, as amended (the “1933 Act”), and until such time as such shares underlying the Notes and the Commitment Shares have been registered under the 1933 Act, will be issued with restrictive legend and may not be freely transferred and sold.

ATM Update

This prospectus supplement also amends and supplements the information in the prospectus, dated November 3, 2023, filed as a part of our registration statement on Form S-3 (File No. 333-273110), as supplemented by our prospectus supplement dated August 5, 2026, or the Prior Prospectus. This prospectus supplement should be read in conjunction with the Prior Prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the Prior Prospectus. This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the Prior Prospectus, and any future amendments or supplements thereto.

We filed the Prior Prospectus to register the offer and sale of our common stock, par value $0.001 per share, from time to time pursuant to the terms of that certain At The Market Offering Agreement, (the “Sales agreement”), between Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan”), acting as the agent, and us.

We are filing this prospectus supplement to amend the Prior Prospectus to update the amount of shares we are eligible to sell under General Instruction I.B.6. As a result of these limitations and the current public float of our common stock, and in accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1 from time to time through Titan, which does not include the shares of common stock having an aggregate sales price of $$1,775,390.79 that were sold pursuant to the Prior Prospectus to date.

The Company will also file a Current Report on Form 8-K to reflect the decrease in the number of shares that may be issued and sold pursuant to the Sales Agreement.

Corporate Information

Our executive offices are located at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgepays.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus supplement and does not constitute part of this prospectus supplement.

S-3

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	SurgePays, Inc.

Common stock outstanding prior to the Offering	21,433,037

Securities offered by us	shares at a purchase price of $ per share and Pre-funded Warrants at a price of $ per Pre-funded Warrant. The Pre-funded Warrants will have an exercise price of $0.001 per share, will be immediately exercisable upon issuance until exercised in full. We are also offering the common stock issuable upon exercise of the Pre-funded Warrants.

Over-allotment option	We have granted to the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to additional shares of common stock to cover over-allotments, if any.

Common stock to be outstanding after this offering (1)	Shares (assuming none of the Pre-funded Warrants in this offering are exercised). If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be shares.

Representative’s Warrants	We have agreed to issue to issue the Representative warrants to purchase up to 3.0% of the number of shares of common stock and Pre-funded Warrants issued in this offering. The Representative’s Warrants will be exercisable commencing six (6) months after the closing of the offering, and will terminate five (5) years from the commencement of sales in this offering. The Representative’s Warrants are exercisable at an exercise price equal to 110% of the public offering price of our shares. See “Underwriting — Representatives’ Warrants.

NASDAQ common stock symbol	“SURG”

Use of proceeds	We intend to use the net proceeds from this offering for expansion of the Company’s Lifeline business, and for working capital and general corporate purposes. Please see “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. Please see “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares outstanding after this offering is based on 21,433,037 shares of common stock outstanding on January 20, 2026. The number of shares of common stock to be outstanding after this offering assumes no exercise of the underwriter’s over-allotment option to purchase additional shares of common stock, no exercise of the Representative’s Warrants or Pre-funded Warrants, and excludes the following as of January 20, 2026:

●	730,000 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $5.86 per share;
●	2,297,173 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $2.06 per share;
●	2,166,166 shares issuable upon the conversion of outstanding convertible notes with a weighted average conversion price of $4.25 per share; and
●	9,042,905 shares reserved for future issuances under our equity incentive plans.

S-4

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our common stock could decline materially and you could lose all or part of your investment. The risks described in this prospectus supplement and the accompanying prospectus are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Information”.

RISKS RELATED TO THIS OFFERING

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways that increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for the expansion of the Company’s Lifeline business, working capital and general corporate purposes. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns. See “Use of Proceeds” for additional information.

If you purchase shares of our common stock or Pre-funded Warrants sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional shares of common stock in the future which may result in additional dilution to common stockholders.

After giving effect to the sale of shares of our common stock and Pre-funded Warrants in this offering at a price of $        per share for aggregate gross proceeds to us of approximately $        , and after deducting commissions and estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option or exercise of the Representative’s Warrants or Pre-funded Warrants, purchasers of our common stock in this offering will incur immediate dilution of $        per share of common stock in the as adjusted net tangible book value of the common stock they acquire. For a more detailed discussion of the foregoing, please see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, or convertible debt converted to shares, there will be further dilution to new investors.

Future issuances or sales, or the potential for future issuances or sales, of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

S-5

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid cash dividends on our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of our term loan. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common stock have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

There is no public market for the Pre-funded Warrants being offered in this offering.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these Pre-funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of these Pre-funded Warrants will be limited if they are not exercised into common stock.

Holders of Pre-funded Warrants purchased in this offering will have no rights as ordinary shareholders until such holders exercise their Pre-funded Warrants and acquire our common stock, except as otherwise provided in the Pre-funded Warrants.

Until holders of the Pre-funded Warrants acquire our common stock upon exercise of such Pre-funded Warrants, the holders will have no rights with respect to the common stock underlying such Pre-funded Warrants, such as voting rights or the rights to receive dividends, except as otherwise provided in the Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of our shareholders only as to matters for which the record date occurs after the exercise.

We will not receive any meaningful additional funds upon the exercise of the Pre-funded Warrants.

Each Pre-funded Warrant may be exercised on a cashless basis, in which case the holder will not be required to pay any cash upon exercise and will instead receive a net number of ordinary shares calculated in accordance with the formula set forth in the Pre-funded Warrant. In addition, to the extent any Pre-funded Warrant is exercised on a cash basis, the exercise price per share is $0.001. Accordingly, we will receive only nominal proceeds, if any, from the exercise of the Pre-funded Warrants.

Significant holders or beneficial owners of our common stock may not be permitted to exercise pre-funded warrants that they hold.

Holders of the Pre-funded Warrants will not be entitled to exercise any portion of any Pre-funded Warrant which, upon giving effect to such exercise, would cause the aggregate number of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. As a result, you may not be able to exercise your Pre-funded Warrants for our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-funded Warrants.

S-6

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $        million (or approximately $        if the underwriters exercise in full the over-allotment option to purchase up to additional shares), and assuming no exercise of the Representative’s Warrants or Pre-funded Warrants. We will have broad discretion in the use of the net proceeds from the sale of the shares of common stock offered under this prospectus supplement.

We presently intend to use the net proceeds from the sale of our shares of common stock for expansion of the Company’s Lifeline business, and for working capital and general corporate purposes. In addition, we may pursue selective mergers and acquisitions in the future that we believe are accretive to the business, although no such acquisitions have been identified as of the date of this Prospectus Supplement. We reserve the right, however, to use the net proceeds from this offering for any proper corporate purpose as determined by our board of directors.

Our expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, including the progress of our desired revenue and operational growth, and any unforeseen cash needs. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

S-7

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2025:

●	on an actual basis;
●	on an as adjusted basis to give effect to the sale of shares of common stock in this offering at the public offering price of $ per share and Pre-funded Warrants at a public offering price of $ per Pre-funded Warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option and no exercise of the Representative’s Warrants or Pre-funded Warrants.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and other financial information included and incorporated by reference in this prospectus supplement.

	Actual (unaudited)	As Adjusted (unaudited)

Cash and cash equivalents	$2,739,809	$

Total Debt	$11,999,354	$
Common stock, authorized 500,000,000 shares, $0.001 par value; 20,065,278 shares and shares outstanding, actual and as adjusted as of September 30, 2025	$20,765	$
Additional paid-in capital	$78,363,849	$
Treasury Stock	$(1,631,966)	$
Accumulated deficit	$(83,122,177)
Total shareholders’ equity	$(6,369,529)	$
Total capitalization	$5,629,825	$

Unless otherwise indicated, the above table assumes no exercise of the underwriters’ over-allotment option and no exercise of the Representative’s Warrants or Pre-funded Warrants, and the number of shares of our common stock to be outstanding immediately after this offering is based on 20,065,278 shares of our common stock outstanding as of September 30, 2025, but excludes the following as of such date:

●	730,000 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $5.86 per share;
●	1,153,057 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $2.37 per share;
●	1,895,658 shares issuable upon the conversion of outstanding convertible notes with a weighted average conversion price of $4.10 per share; and
●	9,042,905 shares reserved for future issuance under our equity incentive plans.

S-8

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Any future determination as to the payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers to be relevant.

S-9

DILUTION

A purchaser of shares of our common stock or Pre-funded Warrants in this offering will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net book value per share of our common stock upon the closing of this offering. Our historical net tangible book value per share of common stock as of September 30, 2025, was $(11,261,849), or approximately $(0.54) per share of outstanding common stock, based on 20,065,278 shares of common stock outstanding as of September 30, 2025. Net tangible book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total tangible assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

After giving effect to the sale of shares of our common stock at the public offering price of $      per share and Pre-funded Warrants at a public offering price of $      per Pre-funded Warrant in this offering, but giving no effect to the possible exercise of the over-allotment option or exercise of the Representative’s Warrants or Pre-funded Warrants, our as adjusted net tangible book value of our common stock as of September 30, 2025 would have been approximately $      , or approximately $      per share of outstanding common stock. This amount represents an immediate increase in net tangible book value of $      per share of our common stock to our existing common stockholders and an immediate dilution of $      per share of our common stock to new investors purchasing common stock in this offering, as illustrated in the following table:

Public offering price per share			$
Net tangible book value per share of common stock before this offering as of September 30, 2025		$(0.54)
Increase in net tangible book value per share of common stock attributable to this offering	$
As adjusted net tangible book value per share of common stock after giving effect to this offering			$
Dilution per share of common stock to new investors in this offering			$

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants, or conversion of outstanding convertible debt, having a per share exercise price less than the share per common stock offering price to the public in this offering.

The foregoing table assumes no exercise of the underwriters’ over-allotment option or exercise of the Representative’s Warrants or Pre-funded Warrants and excludes the following as of September 30, 2025:

●	730,000 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $5.86 per share;
●	1,153,057 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $2.37 per share;
●	1,895,658 shares issuable upon the conversion of outstanding convertible notes with a weighted average conversion price of $4.10 per share; and
●	9,042,905 shares reserved for future issuance under our equity incentive plans.

S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 5 of the accompanying prospectus. As of January 20, 2026, we had 21,433,037 shares of common stock outstanding.

Pre-Funded Warrants

The material terms and provisions of the Pre-funded Warrants being offered are summarized below. The summary is subject to, and qualified in its entirety by reference to, the form of Pre-funded Warrant which has been provided to each investor in this offering and will be filed as an exhibit to a Report on Form 8-K with the SEC in connection with this offering.

The term “pre-funded” refers to the fact that the purchase price of our shares of common stock in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Exercise of Warrants

Each Pre-funded Warrant is exercisable for one share of our common stock, with an exercise price equal to $0.001 per share, at any time that the Pre-funded Warrant is outstanding. There is no expiration date for the Pre-funded Warrants. The holder of a Pre-funded Warrant will not be deemed a holder of our underlying common stock until the Pre-funded Warrant is exercised.

Subject to limited exceptions, a holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of our common stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Pre-funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-funded Warrants, unless such Pre-funded Warrant holders are utilizing the cashless exercise provision of the Pre-funded Warrants.

Upon the holder’s exercise of a Pre-funded Warrant, we will issue shares of common stock issuable upon exercise of the Pre-funded Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-funded Warrants to purchase common stock, holders of the Pre-funded Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

S-11

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrant.

Transferability

In accordance with its terms and subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fundamental Transaction.

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common stock, then following such event, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of such Pre-funded Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Pre-funded Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Pre-funded Warrants.

No Market for Pre-Funded Warrants

We do not intend to apply to list the Pre-funded Warrants being on any securities exchange. Accordingly, there is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SURG.” On January 16, 2026, the last reported sale price of our common stock was $1.90 per share.

Transfer Agent

The Company’s transfer agent is VStock Transfer, LLC with an address of 18 Lafayette Place, Woodmere, NY 11598 and a phone number of (212) 828-8436.

S-12

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement (the “Underwriting Agreement”) with R.F. Lafferty & Co., Inc. (the “Representative”) as the sole book running manager. The underwriters named below has agreed to purchase from us, on a firm commitment basis, the number of shares of common stock and Pre-funded Warrants set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriters	Number of Shares of Common Stock	Number of Pre-funded Warrants
R.F. Lafferty & Co., Inc

Total

The Underwriting Agreement will provide that the underwriters are obligated to purchase all of the shares of common stock and Pre-funded Warrants offered by this prospectus supplement, other than those covered by the over-allotment option, if any shares of common stock are purchased. The underwriters are offering the shares and Pre-funded Warrants when, as and if issued to and accepted by it, subject to a number of conditions. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for this purpose have been initiated or threatened by the SEC. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Over-Allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional          shares of our common stock on the same terms as the other shares being purchased by the underwriters from us, less underwriting discounts and commissions to cover over-allotments, if any. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Discounts and Commissions

Except as disclosed in this prospectus supplement, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to be underwriting compensation under its rule of fair price.

The underwriting commission and discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms length negotiation between us and the underwriters.

S-13

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of the over-allotment option:

	Per Share	Per Pre-funded Warrant	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discount (7.0%)	$	$	$	$
Proceeds to us, before fees and expenses	$	$	$	$

We have agreed to pay or reimburse the Representative for certain of its out-of-pocket expenses relating to the offering, including up to $100,000 for the fees and expenses of the Representative’s outside legal counsel, the Representative’s actual accountable “road show” expenses for the offering, the costs associated with receiving commemorative mementos and lucite tombstones, the costs of the Representative’s use of book-building, prospectus tracking and compliance software, and fees, expenses and disbursements relating to background checks of our officers and directors, inclusive of any advance previously paid to the Representative. We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[______].

Representative’s Warrants

We have also agreed to issue the Representative’s Warrants to the Representative of the underwriters to purchase a number of common stock equal to 3.0% of the total number of common stock and Pre-funded Warrants sold by the Company in this offering. The Representative’s Warrants shall have an exercise price equal to 110% of the public offering price of the common stock sold in this offering. The Representative’s Warrants may be purchased in cash or via cashless exercise, will be exercisable commencing six (6) months after the closing date of the offering and will terminate five (5) years after the commencement of sales in this offering. The Representative’s Warrants also provides for customary anti-dilution provisions. The Representative’s Warrants and the underlying shares will be deemed compensation by FINRA and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s Warrants nor any of our shares issued upon exercise of the Representative’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of the offering.

Right of First Refusal and Tail

We shall grant the Representative a right of first refusal to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) for our Company for 3 months from the closing of this offering, subject to certain exceptions.

We have also agreed to pay the Representative, subject to certain exceptions, a cash fee equal to 7.0% of the gross proceeds received by the Company, and warrants to purchase a number of shares of our common stock equal to 3.0% of the aggregate number of shares of our common stock sold in such offering at an exercise price equal to 110% of the offering price of the shares of our common stock sold in such offering, from any financing with any investor whom we have had a conference call or a meeting arranged by the representative during the period in which we engaged the representative, within the six (6) month period following the closing of this offering.

The right to receive a fee shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate the representative’s engagement upon the representative’s material failure to provide the underwriting services required by the underwriting agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee set forth above.

S-14

Lock-up Agreements

We have agreed with the underwriters that we will not, subject to certain exceptions, without the prior consent of the Representative; (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock for a period of 180 days after the date of closing of this offering.

Additionally, our executive officers, directors, and 5% and greater shareholders have agreed, subject to certain exceptions, not to offer, sell, dispose of or hedge any shares of our common stock or common stock equivalents, for a period of 180 days after the date of closing of this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than they are obligated to purchase under the Underwriting Agreement, creating a short position in our common stock. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price per share the underwriters may bid for, and purchase, shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more than could be covered by the over-allotment option, or a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Finally, the underwriters may bid for, and purchase, shares in market making transactions, including “passive” market making transactions as described below.

The foregoing transactions may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on Nasdaq immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our shares and or warrants in excess of the highest independent bid price by persons who are not passive market makers; net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our shares during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

S-15

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriters do not expect sales to discretionary accounts to exceed 5% of the total number of common stock and Pre-funded Warrants offered.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters are not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as an underwriter, and should not be relied upon by investors.

Other Relationships

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Associated persons of the sole book running manager may participate in this offering at the public offering price.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

S-16

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Sullivan & Worcester LLP, New York, New York, is representing the underwriters.

EXPERTS

Our consolidated balance sheets as of December 31, 2024 and 2023 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years and incorporated by reference in the registration statement of which this prospectus supplement is a part have been audited by Rodefer Moss & Co, PLLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our corporate website address is www.surgepays.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 25, 2025;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, as filed on May 13, 2025, August 13, 2025, and November 12, 2025, respectively;

●	our Current Reports on Form 8-K as filed with the SEC on May 16, 2025, May 20, 2025, May 23, 2025, August 5, 2025, October 2, 2025, January 7, 2026, and January 14, 2026;

●	our definitive proxy statement on Schedule 14A as filed with the SEC on April 11, 2025; and

●	The description of our common stock, par value $0.001 per share (the “Common Stock”) contained in our Registration Statement on Form 8-A, filed with the SEC on November 1, 2021, as updated by “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendment or report filed for the purpose of updating such description.

S-17

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us or by writing us at the following address:

3124 Brother Blvd, Suite 410

Bartlett, TN 38133

Telephone: 901-302-9587

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.surgepays.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

S-18

PROSPECTUS

SURGEPAYS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

The aggregate market value of our outstanding common stock held by non-affiliates is $44,633,252 based on 14,228,202 shares of outstanding common stock, of which 5,661,359 are held by affiliates, and a per share price of $5.21 based on the closing sale price of our common stock on August 30, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock and warrants are listed on the Nasdaq Capital Market under the symbols “SURG” and “SURGW”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “SurgePays,” “we,” “our,” “us” and the “Company” in this prospectus, we mean SurgePays, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarter and periodic reports, proxy statements and other information with the SEC using the SEC’s EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://surgepays.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 11, 2023

●	Our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 10, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2023, March 13, 2023 and October 4, 2023; and

●	The description of our common stock, par value $0.001 per share (the “Common Stock”) and warrants with an exercise price of $4.73 (the “Tradeable Warrants”) contained in our Registration Statement on Form 8-A, filed with the SEC on November 1, 2021, as updated by “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendment or report filed for the purpose of updating such description.

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All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

3124 Brother Blvd, Suite 410

Bartlett, TN 38133

Telephone: 901-302-9587

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement and the information in our website is not a part of this prospectus and is not incorporated by reference.

THE COMPANY

Business Overview

SurgePays, Inc., incorporated in Nevada on August 18, 2006, is a technology and telecom company focused on the underbanked and underserved communities. SurgePhone and Torch Wireless provide subsidized mobile broadband to over 250,000 low-income subscribers nationwide. SurgePays fintech platform empowers clerks at thousands of convenience stores to provide a suite of prepaid wireless and financial products to underbanked customers.

About SurgePays, Inc.

SurgePays, Inc. is a financial technology and telecom company focused on providing these essential services to the underbanked community. The Company’s wireless subsidiaries provide mobile broadband, voice and SMS text messaging to both subsidized and direct retail prepaid customers. The Company’s blockchain fintech platform utilizes a suite of financial and prepaid products to convert corner stores into tech-hubs for underbanked neighborhoods.

SurgePhone Wireless and Torch Wireless

SurgePhone and Torch, wholly owned subsidiaries of SurgePays, are mobile virtual network operators (MVNO) licensed by the Federal Communications Commission (the “FCC”) to provide subsidized access to quality internet through mobile broadband services to consumers qualifying under the federal guidelines of the Affordable Connectivity Program (the “ACP”). The ACP (the successor program, as of March 1, 2022 to the Emergency Broadband Benefit program) provides SurgePhone and Torch up to a $100 reimbursement for the cost of each tablet device distributed and a $30 per customer, per month subsidy for mobile broadband (internet connectivity) services. SurgePhone and Torch combined are licensed to offer subsidized mobile broadband to all fifty states.

SurgePays Fintech (ECS Business)

We refer to the collective operations of ECS Prepaid, LLC, a Missouri limited liability company, Electronic Check Services, Inc., a Missouri corporation, and Central States Legal Services, Inc., a Missouri corporation, as “Surge Fintech.” This was previously referred to as the “ECS Business.”

Surge Fintech has been a financial technology tech and wireless top-up platform for over 15 years. Through a series of transactions between October 2019 and January 2020, we acquired the ECS Business primarily for the favorable ACH banking relationship and a fintech transactions platform processing over 20,000 transactions a day at approximately 8,000 independently owned convenience stores. The platform serves as the proven backbone for wireless top-up transactions and wireless product aggregation for the SurgePays nationwide network.

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Surge Blockchain

Surge Blockchain Software is a back-office marketplace (accessed through the SurgePays fintech portal for convenience stores) offering wholesale consumable goods direct to convenience stores who are transacting on the SurgePays Fintech platform. The wholesale e-commerce platform is easily accessed through the secure app interface – similar to a website. We believe what makes this sales platform unique is that it also offers the merchant the ability to order wholesale consumable goods at a significant discount from traditional distributors with one touch ease. We are able to sell products at a significant discount by using on demand Direct Store Delivery (DSD). Our platform is connected directly to manufactures, who ship products direct to the store while cutting out the middleman. The goal of the SurgePays Portal is to leverage the competitive advantage and efficiencies of e-commerce to provide as many commonly sold consumable products as possible to convenience stores, corner markets, bodegas, and supermarkets while increasing profit margins for these stores.

LogicsIQ, Inc.

LogicsIQ, Inc. is a lead generation and case management solutions company primarily serving law firms in the mass tort industry. LogicsIQ’s CRM “Intake Logics” facilitates the entire life cycle of converting a lead into a signed retainer client integrated into the law firms case management software. Our proven strategy of delivering cost-effective retained cases to our attorney and law firm clients means those clients are better able to manage their media and advertising budgets and reach targeted audiences more quickly and effectively when utilizing our proprietary data driven analytics dashboards. Our ability to deliver transparent results through our integrated Business Intelligence (B.I.) dashboards has bolstered our reputation as an industry leader in the mass tort client acquisition field.

ShockWave CRM™

SurgePays acquired the Software as a Service (SaaS) Customer Relationship Management (CRM) and Billing System software platform “MVNO Cloud Services” on June 7, 2022. S Payment for the software consisted of $300,000 in cash, of which $100,000 was paid in June 2022, and the remaining $200,000 in July 2022. Additionally, the Company issued 85,000 shares of Common Stock having a fair value of $411,400 ($4.84/share), based upon the quoted closing trading price. SurgePays has rebranded the software as ShockWave CRM.

ShockWave is an end-to-end cloud-based SaaS offering an Omnichannel CRM, billing system and carrier integrations specific to the telecommunication and broadband industry. Some of these services include sales agent management, device and SIM inventory management, order processing and provisioning, retail Point of Service (POS) activations and payments, customer service management, retention tools, billing, and payments.

Centercom

Since 2019, we have owned a 40% equity interest in Centercom Global, S.A. de C.V. (“Centercom”). Centercom is a bilingual operations center providing the Company with sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational back-office services. Centercom is based in El Salvador.

Competition

There are many competitors in the prepaid wireless and mobile broadband industry. We feel what makes SurgePhone different is we are a grassroots company with our products placed in convenience stores where the underbanked shop. We can offer prepaid wireless and financial services, through these stores, at a lower price to customers since we own the transaction software processing the activations and top-ups.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. Most traditional convenience store distributors are companies that have been in business for over 50 years and utilize the historical “manufacturing plant to truck to warehouse to truck to store” logistics model. However, we believe that with our diverse product line, better efficiencies resulting in lower wholesale cost of goods sold, we have the ability to obtain a large market share and continue to generate sales growth and compete in the industry. We believe, in some cases, we will be able to partner with our competition through integration and compensate them for helping us grow due to the uniqueness of the suite of products we offer and the additional revenue stores can unlock. The principal competitive factors in all our product markets are technical features, quality, availability, price, customer support, and distribution coverage. The relative importance of each of these factors varies depending on the region. We believe using our direct store distribution model nationwide will open significant opportunities for growth.

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The markets in which we operate can be generally categorized as highly competitive. In order to maximize our competitive advantages, we continue to expand our product portfolio to capitalize on market trends, changes in technology and new product releases. Based on available data for our served markets, we estimate that our market share of the convenience store sales business at this time is less than 1%. A substantial acquisition would be necessary to meaningfully and rapidly change our market share percentage.

Distributors generally do not have a broad set of product and service offerings or capabilities, and no single distributor currently provides all the top selling consumables while offering products and services to enhance the lifestyle of the underbanked such as prepaid wireless, gift cards, bill payment and reloadable debit cards. We believe this creates a significant opportunity for a dynamic paradigm shift to a nationwide wholesale e-commerce platform.

Recent Developments

Delisting from Upstream

On October 6, 2023, the Company sent notice of the delisting from the Upstream board of MERJ Exchange Ltd. All shares listed on Upstream will be sent back into the shareholder’s original direct holding of these shares held in their account at Vstock Transfer LLC, the Company’s transfer agent. This transfer will be completed by Upstream prior to October 18, 2023. Accordingly, the listing of the Company’s common stock on Upstream has been terminated as of October 18, 2023. The termination of our listing on Upstream has no immediate effect on the continued listing status of the Company’s shares listing on the Nasdaq Capital Market, which remains fully effective.

Nasdaq Compliance

On January 11, 2023, we filed a Form 8-K regarding a notification letter we received from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, since the Company had not yet held an annual meeting of shareholders within twelve months of the end of its December 31, 2021 fiscal year, it was out of compliance with the Nasdaq rules for continued listing (Listing Rules 5620(a) and 5810(c)(2)(G)). On March 13, 2023, we filed a Form 8-K indicating that our proxy materials were distributed on January 19, 2023, and our annual meeting of shareholders was held on March 7, 2023. Accordingly, on March 15, 2023, the Qualifications Staff of Nasdaq determined that the Company is in compliance with the rules and the matter has been closed.

Corporate Information

We were previously known as North American Energy Resources, Inc. and KSIX Media Holdings, Inc. Prior to April 27, 2015, we operated solely as an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas through its wholly owned subsidiary, NAER. On April 27, 2015, NAER entered into a Share Exchange Agreement with KSIX Media whereby KSIX Media became a wholly-owned subsidiary of NAER and which resulted in the shareholders of KSIX Media owning approximately 90% of the voting stock of the surviving entity. While we continued the oil and gas operations of NAER following this transaction, on August 4, 2015, we changed its name to KSIX Media Holdings, Inc. On December 21, 2017, we changed its name to Surge Holdings, Inc. to better reflect the diversity of its business operations. We changed its name to SurgePays, Inc. on October 29, 2020.

Historically, we operated through these direct and indirect subsidiaries: (i) KSIX Media, Inc., incorporated in Nevada on November 5, 2014; (ii) KSIX, LLC, a Nevada limited liability company that was formed on September 14, 2011; (iii) Surge Blockchain, LLC, formerly Blvd. Media Group, LLC, a Nevada limited liability company that was formed on January 29, 2009; (iv) DigitizeIQ, LLC an Illinois limited liability company that was formed on July 23, 2014; (v) Surge Cryptocurrency Mining, Inc., formerly North American Exploration, Inc., a Nevada corporation that was incorporated on August 18, 2006 (this has been a dormant entity that does not own any assets since January 1, 2019); (vi) LogicsIQ, Inc., a Nevada corporation that was formed on October 2, 2018; (vii) True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC); (viii) Surge Payments, LLC, a Nevada limited liability company; (ix) Surgephone Wireless, LLC, a Nevada limited liability company; and (x) SurgePays Fintech, Inc., a Nevada limited liability company. On January 22, 2021, the issued and outstanding equity securities of DigitizeIQ, LLC and KSIX, LLC were transferred to LogicsIQ and became wholly-owned subsidiaries of LogicsIQ.

On May 7, 2021, the Company disposed of its subsidiary True Wireless, Inc., however we retained $1,097,659 in liabilities which consisted of $1,077,659 in accounts payable and accrued expenses as well as $20,000 in related party loans. The balance at December 31, 2022 was $668,649. In connection with the sale, the Company received an unsecured note receivable for $176,851, bearing interest at 0.6%, with a default interest rate of 10%. Starting in June 2023, the Company was scheduled to receive what will ultimately be 25 payments of principal and accrued interest of $7,461 per month. However, as of August 30, 2023, the Company has not received any payments.

On January 30, 2020, the Company acquired ECS Prepaid, LLC, a Missouri limited liability company, Electronic Check Services, Inc., a Missouri corporation, and Central States Legal Services, Inc., a Missouri corporation.

On January 1, 2022, the Company acquired 100% of Torch Wireless, LLC resulting in Torch becoming a wholly-owned subsidiary, in a transaction accounted for as a business combination. The Company paid $800,000 and agreed to pay the Sellers monthly residual payments for customers enrolled by the Company through December 31, 2022 of either $2 or $3 per customer. This amount totaled $1,679,723.

Our executive offices are located at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgepays.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. Except as required by law, we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended and Bylaws, as amended which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Description of Common Stock

The Company is authorized to issue 600,000,000 shares of capital stock, par value $0.001 per share, of which 500,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock. As of October 23, 2023, there were 14,228,202 shares of Common Stock issued and outstanding. There were no shares of Preferred Stock issued and outstanding as of October 23, 2023.

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Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

The Common Stock is listed on the Nasdaq Capital Market under the trading symbol “SURG.”

The Company’s transfer agent is VStock Transfer, LLC with an address of 18 Lafayette Place, Woodmere, NY 11598 and a phone number of (212) 828-8436.

Description of Tradeable Warrants

Overview. The following summary of certain terms and provisions of the Tradeable Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and VStock Transfer, LLC (the “Warrant Agent”), and the form of warrant, incorporated by reference as Exhibit 4.3 to the Annual Report on Form 10-K incorporated by reference in this prospectus.

As of October 23, 2023, there were 5,616,892 warrants issued and outstanding, consisting of 5,246,086 Tradeable Warrants and 370,806 other warrants.

The Tradeable Warrants entitle the registered holder to purchase Common Stock at a price equal to $4.73 per share, subject to adjustment as discussed below, immediately following the issuance of such Tradeable Warrant and terminating at 5:00 p.m., New York City time, on November 4, 2024. The other warrants entitle the registered holder to purchase Common Stock at prices between $4.73 and $75.00 per share and have expiration dates between November 2023 and November 2025.

The exercise price and number of shares of Common Stock issuable upon exercise of the Tradeable Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Tradeable Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

Exercisability. The Tradeable Warrants are exercisable at any time after their original issuance and at any time up to the date that is three (3) years after their original issuance. The Tradeable Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Tradeable Warrants being exercised. Under the terms of the warrant agency agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Tradeable Warrants until the expiration of the Tradeable Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Tradeable Warrants, the holders of the Tradeable Warrants shall have the right to exercise the Tradeable Warrants solely via a cashless exercise feature provided for in the Tradeable Warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation. A holder may not exercise any portion of a Tradeable Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Tradeable Warrants, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the Tradeable Warrants is $4.73. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the Tradeable Warrants. As to any fraction of a share of Common Stock which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share of Common Stock.

Transferability. Subject to applicable laws, the Tradeable Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Tradeable Warrants were issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Tradeable Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Tradeable Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Tradeable Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Tradeable Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Tradeable Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Tradeable Warrants and receive Common Stock. After the issuance Common Stock upon exercise of the Tradeable Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Tradeable Warrants and the warrant agency agreement are governed by New York law.

Exchange. The Tradeable Warrants are listed on the Nasdaq Capital Market under the trading symbol “SURGW.”

Anti-takeover Effects of Our Articles of Incorporation and By-laws

The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our Common Stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

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Anti-Takeover Provisions

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

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If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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DESCRIPTION OF PREFERRED STOCK

Our Articles of Incorporation empowers our board of directors, without action by our shareholders, to issue up to 100,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of October 23, 2023, there were no shares of preferred stock designated, issued or outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Nevada Revised Statues provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	whether the debt securities will be secured or unsecured;

●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;

●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into Common Stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

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Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;

●	a reduction in the principal amount of or interest on any debt securities;

●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

●	a change in the currency in which any payment on the debt securities is payable;

●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

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Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and

●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;

●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or

●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and

●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

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Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time:

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable; or

●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;

●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and

●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

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In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise);

●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions;

●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and

●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of Common Stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, Common Stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

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If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

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The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rodefer Moss & Co, PLLC, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

21

                 shares of Common Stock

Pre-Funded Warrants to Purchase up to               Shares of Common Stock

             Shares of Common Stock underlying the Pre-Funded Warrants

SURGEPAYS, INC.

PROSPECTUS SUPPLEMENT

R.F. Lafferty & Co., Inc.

January     , 2026